(m)(6)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

ING Floating Rate Fund

Class A

Class C

ING High Yield Bond Fund

Class A

Class B

Class C

ING Intermediate Bond Fund

Class A

Class B

Class C

ING Strategic Income Fund

Class A

Class C